UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — February 4, 2015

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02 (b) and (e)
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2015, Assured Guaranty Ltd. (the “Company”) mutually agreed with Robert B. Mills, the Company’s current Chief Operating Officer, that the position of Chief Operating Officer would be eliminated, and as a result, Mr. Mills would separate from the Company effective March 31, 2015 (the “Separation Date”).
Because the Company has decided to eliminate the position of Chief Operating Officer, the Company has determined to treat the separation of Mr. Mills from the Company as a termination without cause for purposes of his compensation rights and the payments described below. In conjunction with such action, the Company and Mr. Mills have entered into a separation agreement.
Pursuant to the separation agreement, Mr. Mills will continue to receive his current base salary and benefits due to him under the Company’s benefit plans through the Separation Date. The separation agreement provides certain other benefits to Mr. Mills following his Separation Date, consistent with a termination without cause pursuant to the Company’s Executive Severance Plan and pursuant to the terms of equity awards granted previously pursuant to the Company’s 2004 Long-Term Incentive Plan, as amended (the “LTIP”); Mr. Mills will be entitled to such benefits if he signs and does not revoke a release and complies with applicable provisions protecting the Company’s interests, such as non-competition, non-solicitation, confidentiality and non-disparagement obligations (the “Severance Benefits”). The Severance Benefits include a lump-sum cash payment of $1,863,267 pursuant to the Company’s Executive Severance Plan and certain existing rights that Mr. Mills has to vesting of previously granted equity pursuant to the LTIP which are described in the separation agreement for convenience. Any previously granted equity awards that include performance-based vesting conditions (e.g., the achievement of certain pre-established share price targets) remain subject to satisfaction of such applicable performance conditions. Mr. Mills’ stock options granted prior to 2011 that have previously vested will remain exercisable until the last business day prior to the earlier to occur of the ten-year anniversary of the date of grant and the two-year anniversary of the Separation Date, consistent with the terms of such stock options awards for the applicable exercise period following a termination without cause. Mr. Mills will forfeit his right to any unpaid Severance Benefits and may be required to repay the Severance Benefits to the Company in the event that Mr. Mills violates the terms of certain covenants, such as his non-competition, non-solicitation, confidentiality and non-disparagement obligations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ JAMES M. MICHENER
Name: James M. Michener Title: General Counsel

DATE: February 5, 2015

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